Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of December 1, 2022 (this “Amendment”), is entered into by and among OPEN TEXT CORPORATION, a corporation amalgamated under the laws of Canada, as borrower (the “Borrower” or “Open Text”), each Guarantor (as defined in the Credit Agreement referred to below), each Lender (as defined in the Credit Agreement referred to below), and BARCLAYS BANK PLC, in its capacities as administrative agent and collateral agent under the Credit Agreement referred to below (the “Agent”).

Reference is hereby made to that certain Credit Agreement, dated as of August 25, 2022 (the “Existing Credit Agreement”, and the Existing Credit Agreement (including the schedules thereto), as amended by this Amendment, the “Credit Agreement”; capitalized terms used but not defined herein have the meanings assigned thereto in the Credit Agreement), among the Borrower, the Guarantors and Lenders party thereto from time to time, and the Agent. Pursuant to Section 16.01 of the Existing Credit Agreement, each Loan Party, each Lender and the Agent have agreed to the amendments to the Existing Credit Agreement set forth in Article I below. Accordingly, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO THE EXISTING CREDIT AGREEMENT

The Loan Parties, the Lenders and the Agent agree that (a) the Existing Credit Agreement shall be amended on the Amendment Date to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex I hereto and (b) each of Schedule 4 and Schedule 11 to the Existing Credit Agreement shall be amended and restated in their entirety on the Amendment Date as set forth in Annex II hereto.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

To induce the other parties hereto to enter into this Amendment and perform their respective obligations hereunder, each Loan Party hereby represents and warrants to the Agent and each of the Lenders that:

SECTION 2.01    Authorization. Each Loan Party has all requisite corporate or other power and authority to enter into and perform its obligations under this Amendment. The execution and delivery of this Amendment by each Loan Party and the performance by each such Loan Party of its respective obligations hereunder have been duly authorized by all necessary corporate, partnership or analogous action.

SECTION 2.02    No Conflict. The execution and delivery of this Amendment by each Loan Party, and the performance by each Loan Party of its respective obligations hereunder and compliance with the terms, conditions and provisions hereof, will not (a) conflict with or result in a breach of any of the terms, conditions or provisions of (i) its constating documents or by-laws, (ii) any Law, (iii) any material contractual restriction binding on or affecting it or its properties, or (iv) any judgment, injunction, determination or award which is binding on it; or (b) result in, require or permit (i) the imposition of any Encumbrance in, on or with respect to the Assets now owned or hereafter acquired by it (other than pursuant to the Security Documents or which is a Permitted Encumbrance), (ii) the acceleration of the maturity of any material Debt binding on or affecting it, or (iii) any third party to terminate or acquire any rights materially adverse the applicable Loan Party under any Material Agreement except where such conflict, result, requirement or permission would not reasonably be expected to have a Material Adverse Effect.

SECTION 2.03    Binding Effect. This Amendment has been duly executed and delivered by each Loan Party and constitutes legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with its terms, subject only to any limitation under Laws relating to (a) bankruptcy, insolvency, reorganization, moratorium or creditors’ rights generally; and (b) general equitable principles including the discretion that a court may exercise in the granting of equitable remedies.

SECTION 2.04    Representations and Warranties. The representations and warranties contained in Article 5 of the Existing Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

SECTION 2.05    No Default. No event has occurred and is continuing that would constitute a Default or an Event of Default.

SECTION 2.06    Solvency. On the date hereof, after giving effect to this Amendment and the consummation of the transactions contemplated hereby, Open Text and its Subsidiaries, taken as a whole, on a consolidated basis, are Solvent.

ARTICLE III

EFFECTIVENESS OF THIS AMENDMENT

This Amendment (including the amendments set forth in Article I) shall become effective when all of the conditions set forth in this Article III shall have been satisfied or waived in accordance with Section 16.01 of the Existing Credit Agreement (the date such conditions are satisfied or waived, the “Amendment Date”):

SECTION 3.01    Executed Counterparts; Opinions. The Agent’s receipt of the following, each properly executed, where applicable, by a Responsible Officer of the signing Loan Party: (a) executed counterparts of this Amendment dated as of the date hereof, that, when taken together, bear the signatures of each Loan Party, the Agent and each Lender; (b) executed counterparts to the First Amendment to Bridge Loan Agreement, dated as of the date hereof, that, when taken together, bear the signatures of each party thereto; (c) a certificate signed by a Responsible Officer of the Borrower confirming that the conditions set forth in Section 3.02 and Section 3.03 of this Amendment have been satisfied (in form and substance reasonably satisfactory to the Agent and the Lenders); (d) a certificate of a Financial Officer of the Borrower attesting to the Solvency of the Borrower and its Subsidiaries, taken as a whole, on a consolidated basis, on the date hereof after giving effect to this Amendment and the consummation of the transactions contemplated hereby (in the form of Schedule 7 of the Existing Credit Agreement); (e) executed counterparts to the Amended and Restated Fee Letter, dated as of the date hereof, that, when taken together, bear the signatures of the Borrower and each Lender and (f) reasonably satisfactory opinions of outside counsel to the Loan Parties (with respect to general corporate matters, including corporate existence, due authorization, execution and enforceability of this Amendment and the Credit Agreement and a reaffirmation of the validity and perfection of the Encumbrances created by the applicable Credit Documents).

SECTION 3.02    No Default or Event of Default. No event shall have occurred and be continuing that would constitute a Default or an Event of Default.

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SECTION 3.03    Representations and Warranties. The representations and warranties contained in Article 5 of the Existing Credit Agreement shall be true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date.

ARTICLE IV

ACKNOWLEDGEMENT; REAFFIRMATION

SECTION 4.01    Acknowledgment. Each Loan Party hereby acknowledges that it has read this Amendment and consents to the terms hereof and further hereby affirms, confirms, represents, warrants and agrees that (a) notwithstanding the effectiveness of this Amendment and the amendments and transactions contemplated hereby, the obligations of such Loan Party under each of the Credit Documents to which it is a party shall not be impaired and each of the Credit Documents to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects, in each case, as amended hereby; (b) after giving effect to this Amendment and the amendments and transactions contemplated hereby, (i) neither the modification of the Existing Credit Agreement by this Amendment nor the execution, delivery and performance of this Amendment or the Credit Agreement shall impair the validity, effectiveness or priority of the Encumbrances granted pursuant to the Security Documents (as in effect immediately prior to the date hereof, the “Existing Security Documents”) and such Encumbrances shall continue unimpaired to secure repayment of all the Secured Obligations, whether heretofore or hereafter incurred, and (ii) in the case of any Guarantor, its Guarantee, as and to the extent provided in the Existing Credit Agreement, shall continue in full force and effect in respect of the Guaranteed Obligations under the Credit Agreement, this Amendment and the other Credit Documents; and (c) the Collateral in which a security interest was granted pursuant to the Existing Security Documents has not been adversely affected in any material respect by modification of the Existing Credit Agreement effectuated pursuant to this Amendment and the amendments and transactions contemplated hereby, or by the execution, delivery, performance or effectiveness of this Amendment.

SECTION 4.02    Reaffirmation. Each of the Loan Parties party to the Security Documents, in each case as amended, supplemented or otherwise modified from time to time to the date hereof, hereby (a) acknowledges and agrees that all of its obligations under the Security Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (b) reaffirms each Encumbrance granted by each Loan Party to the Agent for the benefit of the Guaranteed Parties and reaffirms the guaranties made pursuant to the Credit Agreement and (c) acknowledges and agrees that the grants of security interests by and the guaranties of the Loan Parties contained in the Credit Agreement and the Security Documents are, and shall remain, in full force and effect after giving effect to this Amendment.

ARTICLE V

MISCELLANEOUS

SECTION 5.01    Notices. All notices hereunder shall be given in accordance with the provisions of Section 13.01 of the Existing Credit Agreement.

SECTION 5.02    Effect of This Amendment. On and after the Amendment Date, each reference to the Credit Agreement in any Credit Document shall be deemed to be a reference to the Existing Credit Agreement as amended by this Amendment. This Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any Lender, the Agent, any other Guaranteed Party or any Loan Party under the Credit Agreement or any other Credit Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any Credit

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Document. This Amendment and all other Credit Documents and other agreements and instruments executed and delivered herewith do not constitute a novation or termination of the Obligations (under and as defined in the Existing Credit Agreement) and the other Credit Documents as in effect prior to the Amendment Date, and such Obligations are in all respects continuing with only the terms being modified as provided in this Amendment.

SECTION 5.03    Counterparts; Integration; Effectiveness; Electronic Execution. This Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any Law, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.

SECTION 5.04    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in that Province.

SECTION 5.05    Submission to Jurisdiction. Each Loan Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province of Ontario, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Amendment or in any other Credit Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Credit Document against any Loan Party or its properties in the courts of any jurisdiction.

SECTION 5.06    Waiver of Venue. Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Amendment or any other Credit Document in any court referred to in Section 5.05 of this Amendment. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 5.07    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE,

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THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 5.08    Headings. Section headings are for convenience of reference only and shall not affect the interpretation of this Amendment.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date and year first above written.

OPEN TEXT CORPORATION, as Borrower

By:	/s/ Madhu Ranganathan
Name:	Madhu Ranganathan
Title:	Executive Vice President, Chief Financial Officer

GXS, INC.
GXS INTERNATIONAL, INC.
OPEN TEXT CANADA LTD.
OPEN TEXT HOLDINGS, INC.
OPEN TEXT INC.
OPEN TEXT SA ULC
OPEN TEXT ULC
VIGNETTE PARTNERSHIP, LP, by its general partner, OPEN TEXT CANADA LTD., each as a Guarantor

By:	/s/ Madhu Ranganathan
Name:	Madhu Ranganathan
Title:	President and Treasurer

OPEN TEXT UK HOLDING LIMITED, as a Guarantor

By:	/s/ Madhu Ranganathan
Name:	Madhu Ranganathan
Title:	Director

SIGNATURE PAGE TO AMENDMENT AGREEMENT

BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent

By:	/s/ George Lee
Name:	George Lee
Title:	Managing Director

BARCLAYS BANK PLC, as a Lender

By:	/s/ George Lee
Name:	George Lee
Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT AGREEMENT

BANK OF MONTREAL, as a Lender

By:	/s/ David Lynch
Name:	David Lynch
Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT AGREEMENT

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Mike Elsey
Name:	Mike Elsey
Title:	Director, Corporate Banking

SIGNATURE PAGE TO AMENDMENT AGREEMENT

CITIBANK, N.A., as a Lender

By:	/s/ Blake Gronich
Name:	Blake Gronich
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT AGREEMENT

CITICORP NORTH AMERICA, INC. , as a Lender

By:	/s/ Blake Gronich
Name:	Blake Gronich
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT AGREEMENT

CANADIAN IMPERIAL BANK OF COMMERCE, as a Lender

By:	/s/ Mark McQueen
Name:	Mark McQueen
Title:	Executive Managing Director, Authorized Signatory

By:	/s/ Adam Weiers
Name:	Adam Weiers
Title:	Director, Authorized Signatory

SIGNATURE PAGE TO AMENDMENT AGREEMENT

HSBC BANK USA, N.A., as a Lender

By:	/s/ Uday Kumar
Name:	Uday Kumar
Title:	Director

SIGNATURE PAGE TO AMENDMENT AGREEMENT

MUFG BANK, LTD. , as a Lender

By:	/s/ Timothy Dilworth
Name:	Timothy Dilworth
Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT AGREEMENT

NATIONAL BANK OF CANADA, as a Lender

By:	/s/ Michelle Fiebig
Name:	Michelle Fiebig
Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brian Prettyman
Name:	Brian Prettyman
Title:	Senior Vice President

SIGNATURE PAGE TO AMENDMENT AGREEMENT

Annex I

Credit Agreement

[see attached]

~~Execution Version~~

U.S. $~~2,585,000,000~~3,585,000,000

CREDIT AGREEMENT

OPEN TEXT CORPORATION, as Borrower

-and-

THE GUARANTORS PARTY HERETO

-and-

THE LENDERS NAMED HEREIN as Lenders

-and-

BARCLAYS BANK PLC as sole Administrative Agent and Collateral Agent

-and-

BARCLAYS BANK PLC, BMO CAPITAL MARKETS CORP.,

RBC CAPITAL MARKETS1 CITICORP NORTH AMERICA, INC. and CITIBANK, N.A.,

each as Joint Lead Arrangers and Bookrunners

Dated as of August 25, 2022,

as amended on December 1, 2022

[1]	RBC Capital Markets is a marketing name for the capital markets activities of Royal Bank of Canada and its affiliates.

CREDIT AGREEMENT

CREDIT AGREEMENT dated as of August 25, 2022 (as amended by the First Amendment, this “Agreement”), between OPEN TEXT CORPORATION, a corporation amalgamated under the laws of Canada, as borrower (the “Borrower” or “Open Text”), the GUARANTORS PARTY HERETO, each of the lenders listed on the signature pages hereof or which pursuant to Section 15.01 becomes a “Lender” hereunder, and BARCLAYS BANK PLC, as sole Administrative Agent and Collateral Agent.

A.     The Borrower has requested that the Lenders make loans to it and the Lenders are prepared to do so for the purposes and subject to the terms and conditions set forth in this Agreement.

B.     Unless otherwise defined in these Recitals or this Agreement, capitalized terms used herein shall have the respective meanings assigned to them in Article 1 and, for the purposes of this Agreement and the other Credit Documents, the rules of construction set forth in Article 1 shall govern. These Recitals shall be construed as part of this Agreement.

FOR VALUE RECEIVED, the parties agree as follows:

ARTICLE 1

INTERPRETATION

Section 1.01    Defined Terms

As used in this Agreement, the following terms have the following meanings:

“Acceptance Condition” means the condition with respect to the number of acceptances to the Offer which must be secured in order for the Offer to become or be declared unconditional.

“Accommodation” means an Advance made by a Lender on the occasion of any Borrowing.

“Accommodation Notice” means a Borrowing Notice or an Interest Rate Election Notice, as the case may be.

“Accommodations Outstanding” means, at any time, in relation to (a) the Borrower and all Term Loan Lenders, the principal amount of all Accommodations outstanding at such time made to the Borrower, and (b) the Borrower and each Term Loan Lender, the principal amount of all Accommodations outstanding at such time made by such Term Loan Lender under its Commitment.

“Acquisition” means any transaction, or any series of related transactions, consummated after the Effective Date, by which any Loan Party directly or indirectly, by means of a take-over bid, tender offer, amalgamation, merger, purchase of Assets, or similar transaction having the same effect as any of the foregoing, (a) acquires any business or all or substantially all of the assets of any Person engaged in any business, (b) acquires control of securities of a Person engaged in a business representing more than 50% of the ordinary voting power for the election of directors or other governing body if the business affairs of such Person are managed by a board of directors or other governing body, or (c) acquires control of more than 50% of the ownership interest in any Person engaged in any business that is not managed by a board of directors or other governing body; provided that in no event shall any transaction or series of related transactions (i) for which the aggregate purchase price is less than U.S. $250,000,000 or (ii) that constitutes a Permitted Disposition to Open Text or any of its Subsidiaries, constitute an Acquisition hereunder.

“Acquisition Documents” means the Scheme Documents or the Offer Documents (as the case may be).

“Additional Compensation” has the meaning specified in Section 8.01(4).

“Additional Guarantor” has the meaning specified in Section 21.04(1).

“Additional Loan Party/Subsidiary Event” has the meaning specified in Section 6.01(11).

“Additional Restructuring and Integration Costs” means restructuring and integration costs of Open Text and its Subsidiaries incurred in respect of, and arising within twelve months of, any Permitted Acquisition in an amount not to exceed 20% of the aggregate purchase price for such Permitted Acquisition; provided that the aggregate amount for all such costs shall not exceed U.S. $200,000,000 in any Financial Year.

“Adjusted Daily Simple SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Daily Simple SOFR for such calculation plus (b) the SOFR Adjustment; provided that if Adjusted Daily Simple SOFR as so determined shall ever be less than the Floor, then Adjusted Daily Simple SOFR shall be deemed to be the Floor.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means Barclays Bank PLC as Administrative Agent for the Lenders under this Agreement, and any successor appointed pursuant to Section 12.07.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Advances” means the advances made by the Lenders pursuant to Article 3 and “Advance” means any one of such Advances. An Advance may (in accordance with and subject to Articles 2 and 3) be designated as a “SOFR Advance” or a “Base Rate Advance”. Each of a SOFR Advance and a Base Rate Advance is a “Type” of Advance.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate (which, if negative, shall be deemed to be 0%) on such day plus 1⁄2 of 1%, (b) the Prime Rate on such day and (c) Adjusted Term SOFR ~~published~~ on such day (or if such day is not a Business Day the next previous Business Day) for an Interest Period of one month ~~(taking into account any “floor” under the definition of “Term SOFR”)~~ plus 1.00%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, the Base Rate shall be determined without regard to clause (a) above until the circumstances giving rise to such inability no longer exist.

“Base Rate Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.

“basis point” means 1/100th of one percent.

“Benchmark” means, initially, Adjusted Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.19.

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) with respect to Term SOFR Advances, Adjusted Daily Simple SOFR; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment;

provided, that if the Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or any Materially Adverse Amendment to the applicable Acquisition Documents except in accordance with Section 6.01(17)(b).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means the Assets of the Loan Parties in respect of which the Administrative Agent, the Collateral Agent or any Lender has a security interest pursuant to a Security Document or in which a security interest is intended to be created in favour of the Administrative Agent, the Collateral Agent or any Lender pursuant to the terms of a Security Document.

“Collateral Account” means the U.S. Grantors’ collateral deposit accounts, if any, opened at the request of the Administrative Agent for the purpose of holding proceeds of Collateral.

“Collateral Agent” means Barclays Bank PLC as Collateral Agent for the Lenders under this Agreement, and any successor appointed pursuant to Section 12.07.

“Commitment” means, ~~as of the Effective Date~~ in respect of the Term Loan Facility, (a) U.S. $2,585,000,000, as of the Effective Date, and (b) U.S. $3,585,000,000, as of December 1, 2022. Each Lender’s Commitment as of ~~the Effective Date~~December 1, 2022 is set forth on Schedule 11.

“Commodity Exchange Act” means the U.S. Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Companies Act” means the Companies Act 2006 of the United Kingdom, as amended.

“Compliance Certificate” means a certificate of Open Text signed on its behalf by its chief executive officer, chief financial officer or any other two senior officers, in the form attached hereto as Schedule 5.

“Conforming Changes” means, with respect to either the use or administration of any Term Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 8.01(2) and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of

“Court Order” means the order of the Court sanctioning the Scheme as required by Part 26 of the Companies Act.

“Covered Entity” means any of the following:

(a)	a “covered entity” as that term is defined in, and interpreted in accordance with 12 C.F.R. § 252.82(b);

(b)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 19.08.

“Credit Documents” means this Agreement, the Security Documents, the Eligible Hedging Agreements, the Eligible Cash Management Agreements, certificates and written notices executed by any of the Loan Parties and delivered to the Collateral Agent, the Administrative Agent or the Lenders, or any of them, and all other documents designated by their terms as “Credit Documents” and executed and delivered to the Collateral Agent, the Administrative Agent or the Lenders, or any of them, by any of the Loan Parties in connection with the Term Loan Facility.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to ~~the greater of (a)~~ SOFR for the day (such day “i”) that is five U.S. Government Securities Business Days prior to (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website ~~and (b) the Floor~~. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SOFR Advance” means an Advance that bears interest at a rate based on Daily Simple SOFR.

“Debenture” has the meaning specified in Section 2.11(1)(c).

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Open Text.

“Financial Quarter” means, in respect of any Loan Party, a period of approximately three consecutive months in each Financial Year ending on March 31, June 30, September 30, and December 31, as the case may be, of such year.

“Financial Year” means the financial year of Open Text commencing on or about July 1 of each calendar year and ending on June 30 of such calendar year.

“First Amendment ” means that certain First Amendment to Credit Agreement, dated as of December 1, 2022, among each Loan Party, the Administrative Agent, the Collateral Agent and each Lender.

“Floor” means a rate of interest equal to ~~0.00~~0.50%.

“Foreign Lender” means any Lender that is not resident for income tax or withholding tax purposes under the laws of the jurisdiction in which the Borrower is resident for tax purposes on the Effective Date and that is not otherwise considered or deemed in respect of any amount payable to it hereunder or under any Credit Document to be resident for income tax or withholding tax purposes in the jurisdiction in which the Borrower is resident for tax purposes by application of the laws of that jurisdiction. For purposes of this definition, Canada and each Province and Territory thereof shall be deemed to constitute a single jurisdiction and the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” means any benefit plan, other than a Canadian Benefit Plan or Canadian Pension Plan, sponsored, maintained or contributed to by any Loan Party that under applicable law other than the laws of the United States or any political subdivision thereof, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan or (d) the incurrence of any liability by any Loan Party under applicable law on account of the complete or partial termination of such Foreign Plan or on account of the complete or partial withdrawal of any participating employer therein.

“Foreign Subsidiary” means any Subsidiary of Open Text that is organized or existing under the laws of a jurisdiction other than (a) the laws of Canada or (b) the laws of a jurisdiction located within Canada or the United States.

(b)	a share, participation or other interest in a Person;

but excludes

(c)	any ULC Shares.

“Securitization” means a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Accommodations.

“Security” has the meaning specified in Section 2.11(1).

“Security and Pledge Agreement” means the Security and Pledge Agreement, dated as of August 25, 2022, between the U.S. Grantors and the Collateral Agent.

“Security Documents” means the Intercreditor Agreement, the agreements described in Section 2.11 and any other security granted to the Collateral Agent, the Administrative Agent or the Lenders, including pursuant to Section 6.01(15), as security for the Secured Obligations of any of the Loan Parties under this Agreement and the other Credit Documents.

“SOFR” means, with respect to any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such U.S. Government Securities Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding U.S. Government Securities Business Day.

“SOFR Adjustment” means a percentage equal to 0.10% per annum.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Advances” means an Advance that bears interest at a rate based on Adjusted Daily Simple SOFR or Adjusted Term SOFR, other than, in each case, pursuant to clause (c) of the definition of “Base Rate”.

“SOFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.

“Solvent” and “Solvency” mean, (a) with respect to the Borrower and its Subsidiaries on a particular date, (i) the fair value of the assets (on a going concern basis) of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property (on a going concern basis) of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, unconditionally allotted, on or after the date of the Offer, pursuant to the exercise of any subscription or conversion rights, options or otherwise.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term B Agreement Agent” means Barclays Bank PLC, or its successor in interest, in its capacity as administrative agent and collateral agent under the Term B Credit Agreement.

“Term B Credit Agreement” means the Credit Agreement dated as of January 16, 2014 by and among Open Text, the Subsidiaries of Open Text party thereto, Barclays Bank PLC as administrative agent and the lenders party thereto from time to time, as amended as of June 16, 2016 and as of February 22, 2017, as amended and restated as of May 30, 2018, and as such Credit Agreement may be further amended, supplemented, restated, amended and restated or modified from time to time in accordance with Section 6.02(14).

“Term Benchmark” when used in reference to any Advance or Borrowing, refers to whether such Advance, or the Advances comprising such Borrowing, are bearing interest at a rate determined by reference to Adjusted Term SOFR or Term SOFR.

“Term Loan Advance” means an Advance under the Term Loan Facility.

“Term Loan Facility” means the term loan facility made available to the Borrower in accordance with Article 2 and Section 3.01.

“Term Loan Lender” means a Lender that has a Commitment or Term Loan Advance outstanding.

“Term Loan Repayment Date” means the seventh anniversary of the Closing Date.

“Term Loans” means the Term Loan Advances made by the Term Loan Lenders to the Borrower pursuant to Section 3.01(1).

“Term SOFR” means,

(a) for any calculation with respect to a Term SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day~~;~~.

~~provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.~~

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Advance” means an Advance that bears interest at a rate based on Term SOFR.

“Term SOFR Reference Rate” means the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.

“Transaction Costs” means fees, costs and expenses incurred in connection with the Transactions (i) for any Financial Quarter ended prior to the Closing Date and (ii) thereafter for any Measurement Period ending prior to or at the end of the fourth Financial Quarter ending after the Closing Date in an amount not to exceed U.S. $300,000,000 in the aggregate.

“Transactions” means (i) the execution, delivery and performance by the Borrower of this Agreement and the other Credit Documents, (ii) the borrowing of the Advances, (iii) the consummation of the Target Acquisition, (iv) the Target Refinancing, if applicable, and (iv) the payment of fees and expenses related thereto.

“Type” has the meaning specified in the definition of “Accommodation” or “Advance”, as the case may be, herein.

Advances, and each SOFR Advance shall convert to a Base Rate Advance, in the case of the Term Loan Facility at the end of the applicable Interest Period.

Section 3.04    [Reserved]

Section 3.05    Interest on Advances

The Borrower shall pay interest on the unpaid principal amount of each Advance made to it, from the date of such Advance until such principal amount is repaid in full, at the following rates per annum:

(1)

Base Rate Advances. If and so long as such Advance is a Base Rate Advance and subject to clause (3) below, at a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Margin, calculated daily and payable in arrears (i) on the first Business Day of each Financial Quarter in each Financial Year; and (ii) when such Base Rate Advance becomes due and payable in full pursuant to the provisions hereof.

(2)	SOFR Advances.

(a)

If and so long as such Advance is a Term SOFR Advance and subject to clause (3) below, at a rate per annum equal, at all times during each Interest Period for such SOFR Advance, to the sum of Adjusted Term SOFR for such Interest Period plus the Applicable Margin for Term SOFR Advances payable on the earliest of (i) if the Interest Period is longer than three months, every three months after the date of the relevant Term SOFR Advance; (ii) on the last day of such Interest Period; and (iii) when such Term SOFR Advance becomes due and payable in full pursuant to the provisions hereof.

(b)

If and so long as such Advance is a Daily Simple SOFR Advance and subject to clause (3) below, at a rate per annum equal at all times to the sum of Adjusted Daily Simple SOFR plus the Applicable Margin for Daily Simple SOFR Advances calculated daily and payable in arrears (i) on the first Business Day of each Financial Quarter in each Financial Year; and (ii) when such Daily Simple SOFR Advance becomes due and payable in full pursuant to the provisions hereof.

(3)

Default Interest. Upon the occurrence and during the continuance of an Event of Default, subject to Law, the Borrower shall pay interest on the obligations in respect of the Term Loan Facility (“Default Interest”) on (i) the unpaid principal amount of each Accommodation Outstanding to each Lender, payable in arrears on the dates referred to in clause (1) or (2) above, as applicable, and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (1) or (2) above, as applicable, and (ii) the amount of any interest, fee or other amount payable under this Agreement or any other Credit Document to the Administrative Agent or any Lender that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall

Annex II

SCHEDULE 4

APPLICABLE MARGINS

SOFR Advances (per annum)	Base Rate Advances (per annum)
3.50%	2.50%

SCHEDULE 11

LENDER COMMITMENTS

Lender	Commitment ($)	Commitment (%)
Barclays Bank PLC	$763,891,800.00	21.3080%
Bank of Montreal	$736,609,950.00	20.5470%
Royal Bank of Canada	$654,764,400.00	18.2640%
Citibank, N.A.	$477,432,375.00	13.3175%
Citicorp North America, Inc.	$95,486,475.00	2.6635%
MUFG Bank, Ltd.	$286,800,000.00	8.0000%
HSBC Bank USA, N.A.	$179,250,000.00	5.0000%
PNC Bank, National Association	$179,250,000.00	5.0000%
National Bank of Canada	$107,550,000.00	3.0000%
Canadian Imperial Bank of Commerce	$103,965,000.00	2.9000%

TOTAL:	$3,585,000,000.00	100.00%